CONFIDENTIAL	Exhibit 99.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2 of the

Securities Exchange Act of 1934, as amended.

AMENDMENT No. 1

to the

MANUFACTURING AGREEMENT

Dated 22nd February 2017

Between

LONZA BIOLOGICS TUAS PTE LTD

and

TRACON PHARMACEUTICALS INC

Appendix B

Appendix C

THIS FIRST AMENDMENT is made the 20th day of May, 2017

BETWEEN

LONZA BIOLOGICS TUAS PTE LTD OF 35 Tuas South Avenue 6, SG-Singapore, 637377 (“Lonza”)

and

TRACON PHARMACEUTICALS, INC. of 8910 University Centre Lane, Suite 700, San Diego, CA 92122, USA (“Customer”).

WHEREAS

A.

Customer and Lonza are Parties to a manufacturing agreement dated 22nd February 2017, as amended (the “Agreement”), pursuant to which Lonza is required to perform Services for Customer relating to the Cell Line and Product described (all terms as defined in the Agreement); and

B.	The Parties now wish to amend and supplement the terms of the Agreement.

NOW THEREFORE in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the sufficiency of which is acknowledges, it is hereby agreed by and between the Parties to amend the Agreement as follows:

1.	The Cell Line and Specifications attached as Schedule 1 to this amendment shall be inserted into Appendix B of the Agreement.
2.	The following additional wording shall be inserted into Appendix C of the Agreement:
“Restricted Territories
[…***…]”
3.	All capitalised terms used herein shall have the meanings set forth in the Agreement unless otherwise defined herein.
4.	Save as herein provided all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEROF the parties have caused this Amendment No.1 to be executed by their representatives thereunto duly authorised as of the day and year first written.

Signed for and on behalf of	/s/ Andrew Morgan
LONZA BIOLOGICS TUAS PTE LTD	General Manger, Singapore
TITLE

Signed for and on behalf of	/s/ Charles P. Theuer
Tracon Pharmaceuticals, INC	President and Chief Executive Officer
TITLE

***Confidential Treatment Requested

Schedule 1

APPENDIX B

Cell Line and Specifications

Cell Line: […***…]

***Confidential Treatment Requested for pages 2-3.

Omitted pages have been filed separately with the Commission.

2-3